Exhibit 99.1

Horizon Health Announces Third Quarter Results, Revises 2006 and 2007 Earnings Guidance

     LEWISVILLE, Texas--(BUSINESS WIRE)--July 6, 2006--Horizon Health Corporation (NASDAQ:HORC) today announced financial results for the quarter ended May 31, 2006. Revenues increased 41.7% to $76.2 million compared with revenues of $53.8 million for the same quarter in the previous year. Income from continuing operations increased 12.3% to $3.7 million, or $0.24 per diluted share, compared with income from continuing operations of $3.3 million, or $0.23 per diluted share, for the same quarter in the previous year. Net income increased 6.4% between the periods. Diluted shares used in computing earnings per share increased 4.7% between the periods, primarily as a result of the secondary stock offering completed in March 2005.
     For the nine months ended May 31, 2006, revenues increased 32.1% to $199.3 million compared with revenues of $150.8 million for the same period in the previous year. Income from continuing operations decreased 4.0% to $8.6 million, or $0.56 per diluted share, compared with income from continuing operations of $9.0 million, or $0.71 per diluted share, for the same period in the previous fiscal year. Diluted shares used in computing earnings per share increased 22.4% between the periods, primarily as a result of the secondary stock offering completed in March 2005.
     Mr. Ken Newman, Chairman and Chief Executive Officer of Horizon Health, said, "During the third quarter, revenues from owned behavioral health facilities increased to 63% of consolidated total revenues. The combined EBITDA margin for all our owned behavioral health facilities increased to 16.2%, representing an increase of 710 basis points over the EBITDA margin for the second quarter. Notwithstanding this margin improvement, reaching the point of sustained profitability for these facilities at levels that are satisfactory to us is taking slightly longer than anticipated. However, we consider that our owned facilities are being positioned to have significant earnings growth in fiscal 2007."
     With respect to its contract management business, the Company renegotiated a significant behavioral health management contract during the quarter at a much lower margin. The Company has now become concerned about the effect of pricing pressures on its behavioral health management contract business because of hospital reimbursement issues. The Company now believes it has exposure in connection with several large behavioral health management contracts in the third and fourth quarters of 2007. This relates primarily to locations adversely impacted by the third year implementation of the Medicare inpatient psychiatric prospective payment reimbursement system. More uncertainty in this area has developed than anticipated. The Company has sold six management contracts this year and expects to sell more. Nevertheless, revised estimates regarding the decline in the contract management business was the most significant factor in revising the earnings guidance for fiscal 2007.
     The revised guidance also recognizes the need to devote more resources to the infrastructure support for facility operations than anticipated, recent increases in audit and review fees and higher interest rates applicable to borrowings under its credit facility. All of these developments have occurred since the most recent earnings guidance was given by the Company.
     The Company is revising its fiscal 2006 earnings guidance to a range of $0.78 to $0.80 per diluted share. The Company is also revising its fiscal 2007 earnings guidance to a range of $1.02 to $1.06 per diluted share, representing a 32% growth in fiscal 2007 over fiscal 2006.
     The Company had previously issued preliminary 2007 earnings guidance at the end of its second fiscal quarter. This was issued earlier than the Company customarily provides earnings guidance for the next fiscal year because of the significant number of acquisitions made by the Company in the second quarter of 2006. Both the fiscal 2006 and 2007 guidance do not include the effects of any additional acquisitions.
     A listen-only simulcast and a 30-day replay of Horizon's third quarter results call will be available online on July 7, 2006, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.earnings.com.

     Horizon Health is an owner of behavioral healthcare facilities and a leading manager of clinical services for acute care hospitals and employers.

     The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


                            HORIZON HEALTH
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                                     May 31,             May 31,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Revenues                        $76,241   $53,805  $199,275  $150,803

Cost of services                 57,676    40,783   154,032   113,372
Selling, general
 and administrative               6,599     5,946    20,433    16,944
Provision for
 doubtful accounts                1,933       716     3,709     2,087
Depreciation and
 amortization                     1,488       763     3,911     2,385
                               --------  --------  --------  --------

Operating income                  8,545     5,597    17,190    16,015

Interest expense (net of
 interest and other income)      (2,238)     (140)   (2,933)   (1,308)
                               --------  --------  --------  --------

Income before income
 taxes, minority
interest and discontinued
 operations                       6,307     5,457    14,257    14,707
Income tax provision              2,473     2,134     5,601     5,743
Minority interest, net              101      --          47      --
                               --------  --------  --------  --------

Income from
 continuing operations            3,733     3,323     8,609     8,964

(Loss) income from
 discontinued operations, net       (17)      170       (34)      589
                               --------  --------  --------  --------

Net income                       $3,716    $3,493    $8,575    $9,553
                               ========  ========  ========  ========

Basic earnings per common share
 Continuing operations            $0.25     $0.24     $0.57     $0.74
 Discontinued operations           0.00      0.01      0.00      0.05
                               --------  --------  --------  --------
                                  $0.25     $0.25     $0.57     $0.79
                               ========  ========  ========  ========

Diluted earnings per
 common share
  Continuing operations           $0.24     $0.23     $0.56     $0.71
  Discontinued operations          0.00      0.01      0.00      0.05
                               --------  --------  --------  --------
                                  $0.24     $0.24     $0.56     $0.76
                               ========  ========  ========  ========

Weighted average
 shares outstanding
  Basic                          15,006    14,195    14,954    12,158
                               ========  ========  ========  ========
  Diluted                        15,435    14,744    15,425    12,601
                               ========  ========  ========  ========

                            HORIZON HEALTH
           CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            (In thousands)

                                                   May 31,  August 31,
                                                     2006      2005
                                                   --------  ---------
Cash                                                 $3,544    $8,098
Accounts receivable (net)                            43,238    28,876
Other current assets                                 15,574    15,710
                                                   --------  --------
Total current assets                                 62,356    52,684
Property and equipment (net)                         99,624    51,698
Goodwill and other intangible assets (net)          148,388    81,084
Other long-term assets                                1,609     1,752
                                                   --------  --------
Total assets                                       $311,977  $187,218
                                                   ========  ========

Current liabilities                                 $31,815   $33,194
Other liabilities                                     3,435     4,002
Long-term debt                                      113,023      --
Deferred taxes                                        5,949     3,036
                                                   --------  --------
Total liabilities                                   154,222    40,232
Minority interest                                     3,912     3,865
Stockholders' equity                                153,843   143,121
                                                   --------  --------
Total liabilities and stockholders' equity         $311,977  $187,218
                                                   ========  ========

          RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
                         TO EBITDA AND EBITDAR
                              (Unaudited)
                            (In thousands)

                               Three Months Ended   Nine Months Ended
                                     May 31,             May 31,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Income from
 continuing operations           $3,733    $3,323    $8,609    $8,964
Minority interest (net)             101      --          47      --
Provision for income taxes        2,473     2,134     5,601     5,743
Interest expense (net of
 interest and other income)       2,238       140     2,933     1,308
Depreciation and amortization     1,488       763     3,911     2,385
                               --------  --------  --------  --------
EBITDA                           10,033     6,360    21,101    18,400
Rents                             1,076       777     2,328     2,382
                               --------  --------  --------  --------
EBITDAR                         $11,109    $7,137   $23,429   $20,782
                               ========  ========  ========  ========

                            HORIZON HEALTH
                       SUMMARY STATISTICAL DATA

                                          Quarter   Quarter   Quarter
                                           Ended     Ended     Ended
                                          May 31,  Feb. 28,  Nov. 30,
                                         2006 (1)  2006 (2)    2005
                                         --------  --------  --------
Owned/Leased Freestanding
 Behavioral Health Hospitals:
Net revenues (in thousands)               $48,055   $34,722   $28,039
Number of facilities
 at period end                                 15        14         5
Licensed Beds                               1,549     1,496       833
Weighted average available beds             1,376       958       700
Patient days                               96,454    64,203    45,114
Admissions                                  5,844     4,099     3,437
Average length of stay                       16.5      15.7      13.1
Revenue per patient day                      $498      $541      $622
Occupancy based on weighted                  76.2%     74.5%     70.8%
 average available beds
EBITDA Margin (5)                            16.2%      9.1%     10.1%
EBITDAR Margin (5)                           17.5%     10.6%     11.5%

Same Facility Results:
Net revenues (in thousands)               $15,313    $8,638    $8,682
Number of facilities in
 same facility results                          3         2         2
Licensed beds                                 427       275       275
Available beds                                365       249       249
Patient days                               24,724    17,374    16,870
Admissions                                  1,621       816       848
Average length of stay                       15.3      21.3      19.9
Revenue per patient day                      $619      $497      $515
Occupancy based on weighted                  73.6%     77.5%     74.5%
   average available beds
EBITDA Margin (5)                            22.4%     22.0%     22.8%
EBITDAR Margin (5)                           24.4%     22.5%     23.4%

EAP Covered lives
(in thousands)                              4,472     4,326     4,163

Number of contract
 locations (6):
  Contract locations
   in operation                               114       115       119
  Contract locations signed
   & unopened                                   6         8        11
                                         --------  --------  --------
Total contract locations                      120       123       130
                                         ========  ========  ========

                                                   Fiscal Years Ended
                                                       August 31,
                                                   ------------------
                                                   2005 (3)  2004 (4)
                                                   --------  --------
Owned/Leased Freestanding
 Behavioral Health Hospitals:
Net revenues (in thousands)                         $60,578   $10,069
Number of facilities
 at period end                                            5         2
Licensed Beds                                           833       267
Weighted average available beds                         363       177
Patient days                                        100,396    19,639
Admissions                                            6,745     1,041
Average length of stay                                 14.9      18.9
Revenue per patient day                                $603      $513
Occupancy based on weighted                            75.8%     72.5%
 average available beds
EBITDA Margin (5)                                      14.5%     19.4%
EBITDAR Margin (5)                                     16.3%     20.4%

Same Facility Results:
Net revenues (in thousands)                         $35,347      --
Number of facilities in
 same facility results                                    2      --
Licensed beds                                           267      --
Available beds                                          241      --
Patient days                                         70,282      --
Admissions                                            3,231      --
Average length of stay                                 21.8      --
Revenue per patient day                                $503      --
Occupancy based on weighted                            79.9%     --
   average available beds
EBITDA Margin (5)                                      19.7%     --
EBITDAR Margin (5)                                     20.6%     --

EAP Covered lives
(in thousands)                                        4,244     3,569

Number of contract
 locations (6):
  Contract locations
   in operation                                         123       132
  Contract locations signed
   & unopened                                            12         8
                                                   --------  --------
Total contract locations                                135       140
                                                   ========  ========

(1) In the quarter ended May 31, 2006, the Company operated the Focus Healthcare of Delaware facility for two months. All other facilities were operated for the full quarter.
(2) In the quarter ended February 28, 2006, the Company operated Copper Hills Youth Center for two months, Kingwood Pines Hospital for 1 1/2 months and six Lighthouse/Focus facilities for one month. All other facilities were operated for the full quarter.
(3) In fiscal year 2005, the Company operated Michiana Behavioral Health Center and Poplar Springs Hospital for the full year, Laurelwood Hospital for eight months, Friends Hospital for two months, and River Park Hospital for one month.
(4) In fiscal year 2004, the Company operated Michiana Behavioral Health Center for five months and Poplar Springs Hospital for three months.
(5) The calculation of EBITDA and EBITDAR for the Company's Hospital Services Division does not include an allocation for corporate overhead expenses.
(6) Includes only the Company's behavioral health and physical rehabilitation management contracts.


     CONTACT: Horizon Health Corporation
              John Pitts, 972-420-8222
              www.horizonhealth.com